Exhibit 99.2

August 14, 2020

Dear Valued Shareholders,

As we begin the second half of the year, we want to continue providing you with real-time updates regarding the performance of Black Creek Diversified Property Fund (DPF).

DPF’s total return for the month ending July 31, 2020 was 0.47%, comprised of a monthly distribution of $0.03125 per share, which is equivalent to an annualized yield of 5.00%1, and an NAV per share increase of $0.01 to $7.51 per share. This results in a trailing one-year total return of 7.76% and a 6.66% annualized return since NAV inception, with less volatility than stock and bond markets2.  The primary drivers of our increase in NAV per share were appreciation in four assets based on third-party appraisals completed during the month and an executed industrial lease renewal at a rate that was well above prior assumptions.

We continue to maintain a healthy balance sheet, with higher-than-normal liquidity and lower-than-normal leverage at 34.5%3 given broader market conditions. In addition, our industrial, multifamily, grocery-anchored retail and office properties located in high-quality non-Central Business District submarkets remain resilient.  Importantly, we believe the higher yields that defensive, income-producing real estate offer relative to most fixed income alternatives create compelling investments in today’s environment.

Alongside continued focus on safety for both our tenants and their customers, rent collections remain a top priority for our asset management team. We are encouraged by the uptick in our month-over-month collections and significant reductions in rent relief requests since the onset of COVID in early April. We have collected 94.1% of total July rent to date across sectors, and have received or deferred 95.6% of total July rent to date across sectors after accounting for forbearance agreements that we chose to execute with many of our otherwise successful tenants, allowing them to defer certain rent until 2021.

More specifically, collections in our office, industrial and multifamily properties remained strong, with July collections to date of 97.5%, 98.2% and 95.8%, respectively, before accounting for forbearance agreements. July collections for our retail portfolio are 88.9% to date before accounting for forbearance agreements, which is up considerably from 84.5% for the second quarter to date.  After accounting for forbearance agreements, to date we have received or deferred 92.3% of July rent otherwise due for our retail portfolio. Even with the rise in COVID cases recently, 99.7% of our retail tenants are open for business with increased curbside pick-up and utilization of outdoor space as visitor traffic continues to increase.

Although leasing activity has slowed in certain real estate sectors, our portfolio remains 93.5% leased with a weighted average lease term of 5.0 years4, average annual contractual rent escalations of 2.2%5 and 457 commercial tenants who are well diversified by industry – all of which we believe create stability and resiliency during these uncertain times. Further, our net asset value already takes into consideration certain COVID-related adjustments such as reduced rent collections and tapered rent growth, as well as delays in vacancy lease-up that are projected to continue through the remainder of 2020. Our real property valuation process is administered by our Independent Valuation Advisor, Altus Group, who is responsible for overseeing the valuation of over $500 billion of institutional real estate throughout the U.S.

The gradual uptick in capital markets activity that we witnessed towards the end of the second quarter has continued into July. While COVID has not caused meaningful price discounts in the types of high-quality assets we are looking to acquire, we maintain our conviction to acquire more defensive multifamily and industrial properties throughout the remainder of the year, with a heightened focus on underlying tenancy, credit and durability of income.  We believe we are well positioned to do so given our strong balance sheet, low leverage and considerable liquidity, creating a competitive advantage in the marketplace.

With so much uncertainty amidst the pandemic and its ongoing recovery, we appreciate the trust you have placed in DPF. While much remains unknown regarding the duration of the recovery, we remain confident in our disciplined management strategy, investment team, asset base and underlying tenant composition and remain available should you have any questions or want to discuss our portfolio further.

Sincerely,

The Black Creek Team

Forward-Looking Statements

This letter includes certain statements that are intended to be deemed “forward-looking statements” within the meaning of, and to be covered by the safe harbor provisions contained in, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or other similar words or terms. These statements are based on certain assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the factors that may cause results to vary are the negative impact of COVID-19 on our financial condition and results of operations being more significant than expected, the negative impact of COVID-19 on our tenants being more significant than expected, general economic and business (particularly real estate and capital market) conditions being less favorable than expected, the business opportunities that may be presented to and pursued by us, changes in laws or regulations (including changes to laws governing the taxation of real estate investment trusts (“REITs”)), risk of acquisitions, availability and creditworthiness of prospective tenants, availability of capital (debt and equity), interest rate fluctuations, competition, supply and demand for properties in current and any proposed market areas in which we invest, our tenants’ ability and willingness to pay rent at current or increased levels, accounting principles, policies and guidelines applicable to REITs, environmental, regulatory and/or safety requirements, tenant bankruptcies and defaults, the availability and cost of comprehensive insurance, including coverage for terrorist acts, and other factors, many of which are beyond our control. For a further discussion of these factors and other risk factors that could lead to actual results materially different from those described in the forward-looking statements, see “Risk Factors” under Item 1A of Part 1 of DPF’s Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent periodic and current reports filed with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

1 Represents annualized distribution rate for Class I shares. Annualized distribution rate for Class S shares is 4.15%, for class T shares is 4.15%, for class D shares is 4.75% and for Class E shares is 5.00%. Reflects the current quarter’s distribution annualized minus distribution fees annualized, if applicable, and divided by NAV. The amount of distributions DPF may make is uncertain and is not guaranteed.

2 Total returns presented are based on the historical NAV and distributions per share of Class I shares. Performance varies by share class. For the month ended July 31, 2020, Class S shares (without sales load) returned 0.39%, Class S shares (with sales load) returned -3.00%, Class T shares (without sales load) returned 0.39%, Class T shares (with sales load) returned -3.00%, Class D shares returned 0.44%, and Class E shares returned 0.47%. During the same trailing one-year period, Class S shares (without sales load) returned 6.85%, Class S shares (with sales load) returned 3.24%, Class T shares (without sales load) returned 6.85%, Class T shares (with sales load) returned 3.24%, Class D shares returned 7.49%, and Class E shares returned 7.76%. During the same since NAV inception period, Class S shares (without sales load) returned 5.67% annualized, Class S shares (with sales load) returned 5.27% annualized, Class T shares (without sales load) returned 5.67% annualized, Class T shares (with sales load) returned 5.27% annualized, Class D shares returned 6.23% annualized, and Class E shares returned 6.72% annualized.

The historical returns since “NAV inception” show share performance since September 30, 2012, which is when DPF first sold Class A, W and I shares after converting to a NAV REIT on July 12, 2012. Subsequently, as a result of a share restructuring effective as of September 1, 2017, DPF’s outstanding Class A, W and I shares changed to Class T, Class D and a new version of Class I shares, respectively. DPF also created a new Class S share, with the same NAV per share and class-specific expenses as Class T shares. Accordingly, the presented returns of Class T and Class S shares reflect the performance of Class A shares since NAV inception through the restructuring date; the return of Class D shares shown reflects the performance of Class W shares since NAV inception through the restructuring date; and the return of the new version of Class I shares reflects the performance of the prior Class I shares since NAV inception through the restructuring date. In connection with the restructuring, DPF also revised its fee structure with its advisor and dealer manager and its NAV methodology, which will affect returns going forward. Please see DPF’s definitive proxy statement filed with the Securities and Exchange Commission on June 7, 2017, for more information about the fee changes and our pro forma estimates of how those fee changes would have affected returns on DPF shares in the years 2013-2016. Investors in DPF’s fixed price offerings prior to NAV inception on 09/30/12 are likely to have a lower return. Since NAV inception returns are annualized utilizing a compounding method consistent with the IPA Practice Guideline 2018.

The returns have been prepared using unaudited data and valuations of the underlying investments in DPF’s portfolio, which are estimates of fair value and form the basis for DPF’s NAV. Valuations based upon unaudited or estimated reports from the underlying investments may be subject to later adjustments or revisions, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated on any given day.

3 Calculated as outstanding principal balance of our property-level and corporate-level debt less cash and cash equivalents, divided by the fair value of our real property and debt-related investments not associated with the DST Program (determined in accordance with our valuation procedures). Amounts represent balances as of July 31, 2020.

4 Amount excludes our multi-family properties as the majority of leases at such properties expire within 12 months.

5 Amount excludes our multi-family properties as the majority of leases at such properties expire within 12 months.